Bonds.com 8-K

Exhibit 10.4

AMENDMENT NO.1 TO SERIES D STOCKHOLDERS’ AGREEMENT

This AMENDMENT NO. 1 TO SERIES D STOCKHOLDERS’ AGREEMENT (this “Amendment”), dated June 23, 2011, is entered into by and among Bonds.com Group, Inc., a Delaware corporation (the “Company”), UBS Americas Inc. (“UBS”), Bonds MX, LLC (“Bonds MX”), GFINET Inc. (“GFI”), Oak Investment Partners XII, Limited Partnership (“Oak”) and Jefferies & Company, Inc. (“Jefferies” and, collectively with UBS, Bonds MX, GFI and Oak, the “Amending Stockholders”).  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Series D Stockholders’ Agreement, dated as of February 2, 2011, by and among the Company, the Amending Stockholders and the additional parties identified therein (the “Series D Stockholders’ Agreement”).

Background

A.           The Company and the Amending Stockholders (other than Jefferies) and Robert Jones entered into the Series D Stockholders’ Agreement on February 2, 2011, certain other stockholders became parties to the Series D Stockholders’ Agreement on March 7, 2011, and Jefferies became a party to the Series D Stockholders’ Agreement as of the date of this Amendment.

B.           The Company and the Amending Stockholders wish to (i) make certain amendments to the Series D Stockholders’ Agreement as set forth herein, and (ii) attach updated versions of Schedule A, Schedule B and Schedule C to the Series D Stockholders’ Agreement.

C.           The Series D Stockholders’ Agreement may be amended by a written instrument signed by the Company and the “Required Stockholders” pursuant to Section 9(i) thereof.  The Amending Stockholders hold at least 93% of the Series D Securities and constitute the Required Stockholders for purposes of this Amendment.

Agreement

Accordingly, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Amending Stockholders agree as follows:

Section 1. Amendment to Section 3(d) of the Series D Stockholders’ Agreement.  Section 3(d) of the Series D Stockholders’ Agreement is hereby amended by adding the following as new clause (vi) of the first sentence thereof, which new clause (vi) shall be deemed inserted in sequential order in such sentence and immediately prior to the proviso currently set forth in such sentence:

“ or (vi) to any sale, transfer or other disposition of Securities following a Mandatory Conversion (as defined in the Series D Certificate of Designation)”

Additionally, the word “or” that precedes clause (v) in the first sentence of Section 3(d) is hereby deleted and a comma (“,”) is hereby inserted between the end of clause (iv) and the beginning of clause (v) in such sentence.

Section 2. Amendment to Section 9 of the Series D Stockholders’ Agreement.  Section 9 of the Series D Stockholders’ Agreement is hereby amended by inserting the following as new Section 9(n):

“           (n)           Restrictive Covenants.  At any time at which the Company is required to obtain the affirmative vote or written consent of holders of at least 67% of the shares of Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock pursuant to Section 4(d) of the Series D Certificate of Designation in order to take any action, the Company shall not take such action unless it first obtains the affirmative vote or written consent of holders of at least 85% of the shares of Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock (determined and calculated in the manner contemplated by such Section 4(d)).  Additionally, if the Optional Conversion Price (as defined in the Series D Certificate of Designation) would be subject to adjustment pursuant to Section 5(e) as a result of an issuance or deemed issuance of Additional Shares of Common Stock (as defined in the Series D Certificate of Designation), neither the Company nor any Stockholder shall cause such adjustment not to be made pursuant to Section 5(e)(ii) of the Series D Certificate of Designation unless the notice contemplated by Section 5(e)(ii) is received from holders of at least 85% of the then outstanding shares of Series D Preferred and Series D-1 Preferred, voting together as a single class.”

Section 3. Update to Schedule A, Schedule B and Schedule C of the Series D Stockholders’ Agreement.  Schedule A, Schedule B and Schedule C attached to this Amendment are hereby attached as new Schedule A, Schedule B and Schedule C of the Series D Stockholders’ Agreement in lieu of the existing versions thereof.

Section 4. Effect of Modification and Amendment of Series D Stockholders’ Agreement.  The Series D Stockholders’ Agreement shall be deemed to be modified and amended in accordance with the express provisions of this Amendment and the respective rights, duties and obligations of the parties under the Series D Stockholders’ Agreement shall continue to be determined, exercised and enforced under the terms thereof subject to this Amendment.  Except as expressly set forth herein, all terms of the Series D Stockholders’ Agreement shall continue in full force and effect.  In the event of inconsistency between the express terms of this Amendment and the terms of the Series D Stockholders’ Agreement, the terms of this Amendment shall govern.

Section 5. Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

[Counterpart Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BONDS. COM GROUP, INC.

By:	/s/Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	CEO

UBS AMERICAS INC.

By:	/s/Joan R. Lavis
Name:	Joan R. Lavis
Title:	Managing Director

By:	/s/Sylvia Pan
Name:	Sylvia Pan
Title:	Director

BONDS MX, LLC

By:	/s/Hugh Regan
Name:	Hugh Regan
Title:	Manager

GFINET INC.

By:	/s/Scott Pintoff
Name:	Scott Pintoff
Title:	General Counsel and Corporate Secretary

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

By:	Oak Associates XII, LLC, its General Partner

By:	/s/Ann Lamont
Name:	Ann Lamont
Title:	Managing Member

JEFFERIES & COMPANY, INC.

By:	/s/Michael J. Sharp
Name:	Michael J. Sharp
Title:	EVP, GC